AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of March __, 2006 (this "Deposit Agreement") among LUXOTTICA GROUP S.p.A., incorporated under the laws of Italy (herein called the Issuer), DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank A.G. (herein called the Depositary), and all owners and holders from time to time of American Depositary Receipts issued hereunder.

WITNESSETH:

WHEREAS, the Issuer has established an American Depositary Receipt facility to provide for the deposit of the Shares and the creation of American Depositary Shares representing the Shares so deposited pursuant to the Deposit Agreement, dated as of January 22, 1990, as amended and restated as of July 9, 1992, as amended and restated as of March 27, 1998, as further amended and restated as of June 23, 2000, and as further amended and restated as of July 16, 2001, in relation to the American Depositary Receipt program (the "Prior Deposit Agreement"), by and among the Issuer, The Bank of New York ("Bony"), as Depositary, and all owners and holders from time to time of American depositary receipts issued thereunder;

WHEREAS, pursuant to a letter (the "Notice Letter") the Issuer has provided written notice to Bony that the Issuer removes Bony as Depositary under Section 5.04 of the Prior Deposit Agreement and appointed the Depositary as successor depositary thereunder;

WHEREAS, pursuant to the Notice Letter, the Depositary has accepted its appointment as successor Depositary under the Prior Deposit Agreement and agreed to be bound by all of the terms and provisions binding upon the Depositary under the Prior Deposit Agreement;

WHEREAS, the Depositary and the Issuer desire to amend and restate the Prior Deposit Agreement and the form of the American Depositary Receipts pursuant to this Deposit Agreement;

WHEREAS, the American Depositary Receipts evidencing the American Depositary Shares issued pursuant to the terms of this Deposit Agreement are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the Board of Directors of the Issuer (or an authorized committee thereof) has duly approved the amendment and restatement of the American Depositary Receipt facility upon the terms set forth in this Deposit Agreement, the execution and delivery of this Deposit Agreement on behalf of the Issuer, and the actions of the Issuer and the transactions contemplated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01 American Depositary Shares.

The term "American Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.02 Commission.

The terms "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.03 Custodian.

The term "Custodian" shall mean the principal Milan, Italy office of Deutsche Bank Milan, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and the term "Custodians" shall mean all of them, collectively.

SECTION 1.04 Deposit Agreement.

The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with provisions hereof.

SECTION 1.05 Depositary.

The term "Depositary" shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G.. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 60 Wall Street, New York, New York 10005.

SECTION 1.06 Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.07 Dollars.

The term "Dollars" shall mean the United States dollars. The term "Euro" shall mean the common currency of the participating member countries in the European Monetary Union.

SECTION 1.08 Foreign Registrar.

The term "Foreign Registrar" shall mean the Issuer, which shall carry out the duties of registrar for the Ordinary Shares or any successor as registrar for such Ordinary Shares.

SECTION 1.09 Issuer.

The term "Issuer" shall mean Luxottica Group S.p.A. incorporated under the laws of the Republic of Italy and its successors.

SECTION 1.10 Owner.

The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.11 Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder representing American Depositary Shares.

SECTION 1.12 Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.13 Restricted Receipts.

The term "Restricted Receipts" shall mean any Receipts issued pursuant to Section 4.04 hereunder in connection with the issuance of rights by the Issuer as set forth in such Section. Any such Restricted Receipts shall be held by such Owner and legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

SECTION 1.14 Restricted Securities.

The term "Restricted Securities" shall mean Shares as defined above, or Receipts representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 to the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which are subject to other restrictions on sale or deposit under the laws of the United States, Italy, or under a shareholder agreement or the Articles of Association and by-laws of the Issuer.

SECTION 1.15 Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.16 Shares.

The term "Shares" shall mean Ordinary Shares in registered form of the Issuer, heretofore validly issued and outstanding and fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND   DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.01 Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be so registered. Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or did not hold such office at the date of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02 Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodians, together with all such certifications as may be required by the Depositary or the Custodians in accordance with the provisions of this Deposit Agreement, and if the Depositary requires together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in Italy, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares, which may but need not be the Foreign Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer of the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any Owner, and for the account of such Owner, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares, which may but need not be the Foreign Registrar), for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.03 Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Issuer or the appointed agent of the Issuer for the transfer and registration of Shares, which may but need not be the Foreign Registrar are open, the Depositary may require a proper acknowledgement or other evidence from the Issuer satisfactory to the Depositary that any Deposited Securities have been recorded upon the books of the Issuer or the appointed agent of the Issuer for the transfer and registration of Shares, which may but need not be the Foreign Registrar in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to represented thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.04 Transfer of Receipts; Combinations and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender of a Receipt, by the Owner in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders or Owners or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05 Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt. Delivery of such Deposited Securities may be made by the delivery of certificates to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct one (or more) of the Custodians to deliver at the principal Milan, Italy office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, and to other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary and as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable telex or facsimile transmission.

SECTION 2.06 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement including, without limitation, Section 7.08.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, of for any other reason subject to Section 7.08 of the Deposit Agreement. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. The Depositary may retain for its own account any compensation for the issuance of Receipts against evidence of rights to receive Shares, including without limitation earnings on the collateral securing such rights. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

SECTION 2.07 Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, but bearing a number not contemporaneously outstanding, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Owner thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.08 Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.09 Pre-Release of Shares and Receipts.

Subject to the further terms and provisions of this Section 2.09, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and in American Depositary Shares. In its capacity as Depositary, the Depositary may (i) issue American Depositary Shares prior to the receipt of Shares (each such transaction, a "Pre-Release Transaction") as provided below and (ii) deliver Shares upon the receipt and cancellation of American Depositary Shares that were issued in a Pre-Release Transaction, but for which Shares may not yet have been received. The Depositary may receive American Depositary Shares in lieu of Shares under (i) above and receive shares in lieu of American Depositary Shares under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom American Depositary Shares or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer beneficially owns the Shares or American Depositary Shares that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or American Depositary Shares in its records and to hold such Shares or American Depositary Shares in trust for the Depositary until such Shares or American Depositary Shares are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or American Depositary Shares, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of American Depositary Shares and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of American Depositary Shares and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.01 Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares, which may but need not be the Foreign Registrar) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. Any such persons shall comply with requests by the Issuer for information as to the capacity in which such persons own Receipts and Shares, the identity of any other person interested in such Receipts and Shares and the nature of such interest. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed.

SECTION 3.02 Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.03 Warranties on Deposit of Shares.

Every person depositing shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

ARTICLE 4. THE DEPOSITED SECURITIES.

SECTION 4.01 Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Issuer on any Deposited Securities, the Depositary shall, except as otherwise provided herein and subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner of a Receipt a fraction of one cent (any fractional cents being withheld without liability and dealt with by the Depositary in accordance with its then current procedures). The Issuer or its agent will remit to the appropriate governmental agency in Italy all amounts withheld and owing to such agency.

In connection with any certifications required to be supplied by the Internal Revenue Service or by United States Owners to enable such United States Owners to obtain the benefit, under applicable tax treaties, of reduced Italian withholding taxes on cash dividends, or other cash distributions, on Shares paid by the Issuer, the Depositary shall solicit such information from Owners, and shall forward to the Issuer or its agent such information and documents as it receives from Owners as the Issuer may reasonably request, together with such certifications of the Depositary that the Issuer may reasonably require, to enable the Issuer or its agent to file necessary reports with governmental authorities or agencies, and the Issuer or its agent may file any such reports necessary to obtain such benefits under any applicable tax treaties for United States Owners.

Notwithstanding the terms of Sections 4.05, cash dividends, or other cash distributions, held by the Depositary at the instructions of the Issuer pending final determination as to whether Owners are entitled to obtain benefits under any applicable tax treaty shall be held by the Depositary in the foreign currency received, uninvested and without liability for any interest thereon. To the extent that it is determined that Owners are entitled to such benefits, the Depositary shall convert any applicable portion of such amounts in accordance with the terms of Section 4.05 and shall distribute such amounts to such Owners. The Depositary shall remit any amounts not so converted to the Issuer or its agent, pursuant to the instructions of the Issuer.

Notwithstanding any other terms of the Deposit Agreement or the Receipt, neither the Depositary nor the Issuer assumes any obligation, nor shall either of them be subject to any liability, for the failure of any Owner or beneficial owner of Receipts, or their respective agent or agents, to receive any tax benefit under applicable tax treaties, absent the Issuer's or the Depositary's own gross negligence or bad faith. Nor shall the Depositary or the Issuer be liable for any acts or omissions made by any other party in connection with any attempts to obtain any such benefit, and Owners hereby agree that each of them shall be conclusively bound by any deadlines established by the Issuer or the Depositary in connection therewith.

SECTION 4.02 Distributions Other Than Cash or Shares.

Whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including any requirement that the Issuer or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

SECTION 4.03 Distribution in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary shall, unless otherwise requested by the Issuer, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04 Rights.

In the event that the Issuer shall offer of cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefore in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly to make such rights available, and allocate the net proceeds of such sales for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinction among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.

In the event the Depositary determines that it is not lawful and feasible to make such rights available to any Owners but is unable to sell such rights because no trading market exists therefor, the Issuer shall take such actions as are necessary to allow the Depositary to make such rights available to Owners in the United States in a lawful and timely manner, including the registration of such rights and the securities to which such rights relate under the Securities Act.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in it sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in it sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Issuer to offer such rights to Owners and sell the securities represented by such rights, the Depositary will not offer such rights to the Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

SECTION 4.05 Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or in any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled thereto.

SECTION 4.06 Fixing of Record Date.

Whenever any cash dividend of other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date for the determination of the Owners of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.07 Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Italian law and of the Articles of Association and By-laws of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

SECTION 4.08 Changes Affecting Deposited Securities.

Upon any change in nominal value, par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09 Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. The Depositary shall also send to the Owners copies of such reports when furnished by the Issuer pursuant to Section 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English.

SECTION 4.10 Lists of Receipt Owners.

Promptly upon request by the Issuer, the Depositary shall, at the expense of the Issuer, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11 Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefore) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefore) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.01 Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, facilities for the execution and delivery and surrender of Receipts in accordance with the provisions of this Deposit Agreement. The Depositary or its agent agrees to register as a foreign nominee for the purposes of this Agreement pursuant to Italian law.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares represented thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

SECTION 5.02 Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer shall incur any liability to any Owner of any Receipt, if by reason of any provision of any present or future law of the United States, the Republic of Italy or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association and By-laws of the Issuer, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuer shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer incur any liability to any Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03 Obligations of the Depositary, the Custodian and the Issuer.

The Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or holder of Receipts, except that it agrees to perform its obligations set forth in this Deposit Agreement without gross negligence or willful misconduct.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owners (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or nonaction is in good faith.

Neither the Depositary nor the Issuer, nor any of their respective officers, directors, representatives, employees or agents shall incur any liability to Owners, holders or third parties for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04 Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and, such predecessor shall be discharged from all of its duties and obligations hereunder arising on or after the date of such delivery; provided, however that such predecessor shall remain liable for all of its acts and deeds executed prior to the date of such delivery and Sections 5.03 and 5.08 of this Deposit Agreement shall survive for the benefit of such predecessor with respect to such acts and deeds. Upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05 The Custodians.

The Depositary has appointed the principal Milan, Italy office of Deutsche Bank Milan for the purposes of this Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

SECTION 5.06 Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any case or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodians a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the translation into English prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares. If requested in writing by the Issuer, the Depositary will arrange for the mailing, at the Issuer’s expense, of copies of such notices, reports and communications to all Owners. The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07 Issuance of Additional Shares, etc.

The Issuer agrees that in the event of any issuance of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, the Issuer will promptly furnish to the Depositary a written opinion from counsel for the Issuer in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such issuance of securities or rights.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by the Issuer will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Issuer or by any company under its control, unless a registration statement is in effect as to such Shares under the Securities Act of 1933.

SECTION 5.08 Indemnification.

The Issuer agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its agents.

The Depositary agrees to indemnify the Issuer and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian due to their negligence or bad faith.

Notwithstanding the above, in no event shall the Depositary or the Issuer or any of their respective directors, officers, employees, and/or agents be liable for any indirect, special, punitive or consequential damages to the Issuer or the Depositary, as applicable, or to any Owner, holder of Receipts or interests therein or any other person, except to the extent such damages arise from or out of a claim brought by a third party (including, without limitation, Owners and holders) against the Depositary or its agents (other than damages arising out of the gross negligence or willful misconduct of the party seeking indemnification hereunder).

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

SECTION 5.09 Charges of Depositary.

The Issuer agrees to pay the fees and reasonable expenses of the Depositary and those of any Registrar, but the Issuer shall not pay or be liable for (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, the surrender of Receipts pursuant to Section 2.05, and the distribution of proceeds pursuant to Section 4.04 as hereinafter described, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares which may but need not be the Foreign Registrar) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or Custodian or its nominee on the making of deposits or withdrawals hereunder, (4) such cable, telex, and facsimile transmission expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Owners, and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05. Any other charges of the Depositary hereunder will be paid by the Issuer after consultation and agreement between the Depositary and the Issuer as to the amount and nature of such charges. Such charges may at any time and from time to time be changed by agreement between the Issuer and the Depositary. The Depositary shall present its statement for such charges and expenses to the Issuer once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary. The Depositary shall charge any party to whom American Depositary Sharess are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a distribution of American Depositary Shares pursuant to Section 4.03 hereof) or who surrenders Receipts a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition, the Depositary shall charge the Owners and holders of Receipts (i) a fee for, and deduct such fee from, the distribution of proceeds pursuant to Section 4.04, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of Shares received in exercise of rights distributed to them pursuant to Section 4.04, but which rights are instead sold by the Depositary, and the net proceeds distributed, and (ii) to the extent not prohibited by the rules of the primary stock exchange upon which the American Depositary Shares are traded, a fee not in excess of U.S. $ 2.00 per 100 American Depositary Shares held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal.

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Issuer and in the Receipt.

SECTION 5.10 Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the governing statutes unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11 Exclusivity.

The Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.

SECTION 5.12 List of Restricted Securities Owners.

From time to time, the Issuer shall provide the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis. The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6. AMENDMENT AND TERMINATION.

SECTION 6.01 Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

SECTION 6.02 Termination.

The Depositary shall at any time at direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer and the Owners of Outstanding Receipts a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with other cash then held by it hereunder, unsegregated without liability for interest, for the pro rata benefit of the Owners which have not theretofore surrendered their Receipts, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Section 5.08 and 5.09 hereof.

ARTCLE 7. MISCELLANEOUS.

SECTION 7.01   Counterparts

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any holder or Owner of a Receipt during business hours.

SECTION 7.02  No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03   Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected, prejudiced or distributed thereby.

SECTION 7.04   Holders and Owners as Parties; Binding Effect.

The holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05   Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Luxottica Group S.p.A., Via Cantù 2, 20123 Milan , Italy, or any other place to which the Issuer may have transferred its principal office. A courtesy copy of any such notice, which shall not be considered a notice hereunder, shall be promptly delivered to Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193, Attention: Jonathan Goldstein, Esq.

Any and all notices to be given to the Depositary shall be deemed to have been fully given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Owner of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06 Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.07 Assignment.

This Deposit Agreement may not be assigned by either the Issuer or the Depositary.

SECTION 7.08 Compliance With U.S. Securities Laws.

Notwithstanding any terms of this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

SECTION 7.09 Waiver of Right of First Refusal.

Any other terms of this Deposit Agreement to the contrary notwithstanding, the Depositary, as holder of the Deposited Securities, and each Owner, with respect to any Shares delivered hereunder upon surrender of any Receipt by or on behalf of such Owner, hereby waives for all times the right of first refusal granted to holders of Shares under Article 7 of the By-laws of the Issuer.

SECTION 7.10 Amendment and Restatement of Prior Deposit Agreement. This Deposit Agreement amends and restates the Prior Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Receipt issued under the Prior Deposit Agreement is hereby deemed amended and restated to substantially onform to the form of receipt set forth in Exhibit A annexed hereto, except that, to the extent any portion of either such amendment and restatement would prejudice any substantial existing right of owners of Receipts, such portion shall not become effective as to such owners until three months after such Holders shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such Holders of notice of such amendment and restatement which notice contains a provision whereby such Holders can receive a copy of the form of American Depositary Receipt.

IN WITNESS WHEREOF, LUXOTTICA GROUP S.p.A. and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this amended and restated agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

LUXOTTICA GROUP S.p.A.

By:	_______________________________
Name: Enrico Cavatorta
Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	_______________________________
Name:
Title:

By:	_______________________________
Name:
Title:

Exhibit A to Deposit Agreement
No.

_________________________________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one (1) deposited Share)

DEUTSCHE BANK TRUST COMPANY AMERICAS
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
LUXOTTICA GROUP S.p.A.
(INCORPORATED UNDER THE LAWS OF ITALY)

DEUTSCHE BANK TRUST COMPANY AMERICAS , as depositary (hereinafter called the “Depositary”), hereby certifies that _______________________________________________________, _____________________________________________________________or registered assigns IS THE OWNER OF________________________________________________.

AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares (herein called “Shares”) of Luxottica Group S.p.A. incorporated under the laws of Italy (herein called the “Company”). At the date hereof, each American Depositary Share represents one (1) Share which is either deposited or subject to deposit under the deposit agreement at the office of the Custodian appointed under the Deposit Agreement (herein called the “Custodian”). The Depositary’s Corporate Trust Office is located at 60 Wall Street, New York, New York 10005, U.S.A. ("Corporate Trust Office").

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS 60 WALL STREET, NEW YORK, N.Y. 10005

1.  THE DEPOSIT AGREEMENT. This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of March __, 2006 (herein called the “Deposit Agreement”), by among the Company, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES. Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.  TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS. The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or co-registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (22) of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or this Receipt, or for any other reason subject to paragraph (22) hereof. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with the voting at a shareholders’ meeting, or the payment dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. The Depositary may retain for its own account any compensation for the issuance of Receipts against evidence of rights to receive Shares, including without limitation earnings on the collateral securing such rights. Without limitation of the foregoing, the Depositary shall not knowingly accept for the deposit under the deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4. LIABILITY OF OWNER FOR TAXES. If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5. WARRANTIES OF DEPOSITORS. Every person depositing Shares hereunder shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are validly issued, fully paid, non-assessable, and free of any pre-emption rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that Shares deposited by that person are restricted securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION. Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not be the Foreign Registrar) of the Shares presented for deposit or other information, execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. Any such person shall comply with requests by the Company for information as to the capacity in which such persons own Receipts and Shares, the identity of any other person interested in such Receipts and Shares and the nature of such interest. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. No Shares shall be accepted for a deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Italy which is then performing the function of the regulation of the currency exchange.

7. CHARGES OF DEPOSITARY. The Depositary shall charge any party to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a distribution of American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement) or who surrenders American Depositary Shares a fee of $5.00 or less per 100 American Depositary Shares (or a portion thereof) for the issuance or surrender, respectively, of an American Depositary Sharet. In addition, the Depositary shall charge the Owners and holders of Receipts (i) a fee for, and deduct such fee from, the distribution of proceeds pursuant to Section 4.04, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of Shares received in exercise of rights distributed to them pursuant to Section 4.04, but which rights are instead sold by the Depositary, and the net proceeds distributed, and (ii) to the extent not prohibited by the rules of the primary stock exchange upon which the American Depositary Shares are traded, a fee not in excess of U.S. $ 2.00 per 100 American Depositary Shares held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal. The Company will pay the other fees and reasonable expenses of the Depositary and those of any Registrar under the Deposit Agreement, but the Company shall not pay or be liable for (i) fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement, and the distribution of proceeds pursuant to Section 4.04 of the Deposit Agreement, (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for the transfer and registration of Shares which need not be the Foreign Registrar) and accordingly applicable to transfers of Shares to the name of the Depositary to its nominee or Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (iv) such cable, telex, and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Owners of Receipts, and (v) such expenses as are incurred in the conversion of foreign currency by the Depositary pursuant to Section 4.05 of the Deposit Agreement.

The Depositary, subject to paragraph (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8. PRE-RELEASE OF SHARES AND RECEIPTS. Subject to the further terms and provisions of Section 2.09 of the Deposit Agreement, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and in American Depositary Shares. In its capacity as Depositary, the Depositary may (i) issue American Depositary Shares prior to the receipt of Shares (each such transaction, a "Pre-Release Transaction") as provided below and (ii) deliver Shares upon the receipt and cancellation of American Depositary Shares that were issued in a Pre-Release Transaction, but for which Shares may not yet have been received. The Depositary may receive American Depositary Shares in lieu of Shares under (i) above and receive shares in lieu of American Depositary Shares under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom American Depositary Shares or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer beneficially owns the Shares or American Depositary Shares that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or American Depositary Shares in its records and to hold such Shares or American Depositary Shares in trust for the Depositary until such Shares or American Depositary Shares are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or American Depositary Shares, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of American Depositary Shares and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of American Depositary Shares and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

9. TITLE TO RECEIPTS.  It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10. VALIDITY OF RECEIPT. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar.

11. REPORTS; INSPECTION OF TRANSFER BOOKS. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended from time to time, and accordingly files certain reports and information with the Securities and Exchange Commission (hereinafter called the “Commission”). Such reports and communications are available for inspection and copying by holders and Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including and proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company may be furnished in English.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement to the Receipts.

12. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, except as otherwise provided herein or in the Deposit Agreement, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on reasonable basis into United States Dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distributions into Dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of Receipts for American Depositary Shares representing such Deposit Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner of a Receipt a fraction of one cent (any fractional cents being withheld without liability and dealt with by the Depositary in accordance with its then current procedures).

In connection with any certification required to be supplied by the Internal Revenue Service or by United States Owners to enable such United States Owners to obtain the benefit, under applicable tax treaties, of reduced Italian withholding taxes on cash dividends, or other cash distributions, on Shares paid by the Company, the Depositary shall solicit such information from Owners, and shall forward to the Company or its agent such information and documents as it receives from Owners as the Company may reasonably request, together with such certification of the Depositary that the Company may reasonably require, to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Company or its agent may file any such reports necessary to obtain such benefits under any applicable tax treaties for United States Owners.

Notwithstanding the terms of Section 4.05 of the Deposit Agreement, cash dividends, or other cash distributions, held by the Depositary as the instructions of the Company pending final determination as to whether Owners are entitled to obtain benefits under any applicable tax treaty shall be held by the Depositary in the foreign currency received, uninvested and without liability for any interest thereon. To the extent that it is determined that Owners are entitled to such benefits, the Depositary shall convert any applicable portion of such amounts in accordance with the terms of Section 4.05 of the Deposit Agreement and shall distribute such amounts to such Owners. The Depositary shall remit any amounts not so converted to the Company or its agent, pursuant to the instructions of the Company.

Notwithstanding any other terms of the Deposit Agreement or the Receipt, neither the Depositary nor the Company assumes any obligation, nor shall either of them be subject to any liability, for the failure of any Owner or beneficial owner of Receipts, or their respective agent or agents, to receive any tax benefit under the applicable tax treaties, absent the Company’s or the Depositary’s own gross negligence or bad faith. Nor shall the Depositary or the Company be liable for any acts or omissions made by any other party in connection with any attempts to obtain any such benefit, and Owners hereby agree that each of them shall be conclusively bound by any deadlines established by the Company or the Depositary in connection therewith.

Whenever the Depositary receives any distribution other than cash or Shares upon any Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary shall, unless otherwise requested by the Company, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefore) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefore) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, at public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners of Receipts entitled thereto.

13. CONVERSION OF FOREIGN CURRENCY. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, as if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the Untied States, the Depositary shall convert or cause to be converted, by sale to in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency ( or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled thereto.

14.  RIGHTS. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the right to lapse; provided, however, if at the time of the offering of any rights the Depositary determines it its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefore in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate, the net proceeds of such sales for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.

In the event the Depositary determines that it is not lawful and feasible to make such rights available to any Owners but is unable to sell such rights because no trading market exists therefore, the Company shall take such actions as are necessary to allow the Depositary to make such rights available to Owners in the United States in a lawful and timely manner, including the registration of such rights and the securities to which such rights relate under the Securities Act of 1933.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities represented by such rights the Depositary will not offer such rights to the Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

15. RECORD DATES.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Owners of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16. VOTING OF DEPOSITED SECURITIES. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting and, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Articles of Association and By-laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request.

17. CHANGES AFFECTING DEPOSITED SECURITIES. Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18. LIABILITY OF THE COMPANY AND DEPOSITARY. Neither the Depositary nor the Company shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present of future law of the United States, the Republic of Italy or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association and By-laws of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. Neither the Depositary nor the Issuer, nor any of their respective officers, directors, representatives, employees or agents shall incur any liability to Owners, holders or third parties for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise. The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the gross negligence or willful misconduct of either of them, or (ii) by the Company or any of its agents. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20. AMENDMENT. The form of the Receipts and any provisions of the Deposit Agreement may at any time or from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any Amendment which shall impose or increase any fees or charges (other than the fees, taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipts, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

21. TERMINATION OF DEPOSIT AGREEMENT. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company and the Holders of Receipts then outstanding a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore surrendered their Receipts, such Owners’ thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22. COMPLIANCE WITH U.S. SECURITIES LAWS. Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A (1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23. WAIVER OF RIGHT OF FIRST REFUSAL. Any other terms of this Receipt or the Deposit Agreement to the contrary notwithstanding, the Depositary, as holder of the Deposited Securities, and each Owner, with respect to any Shares delivered under the Deposit Agreement upon surrender of any Receipt by or on behalf of such Owner, hereby waives for all times the right of first refusal granted to holders of Shares under Article 7 of the By-laws of the Company.